SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [  ]


          Check the appropriate box:

          [X]  Preliminary Proxy Statement  [  ] Confidential, for Use of the
                                           Commission Only (as permitted by Rule
                                           14a-6(e)(2))

          [   ]  Definitive Proxy Statement
          [   ]  Definitive Additional Materials
          [   ]  Soliciting Material Pursuant to Rule 14a-11(c) or
               Rule 14a-12

                        STANDARD CREDIT CARD TRUST 1990-6
        .................................................................
                (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [    ]  $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),  14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

         .................................................................

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               2)  Aggregate number of securities to which transaction
          applies:

         .................................................................

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

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          [X]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

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               2)   Form, Schedule or Registration Statement No.:

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               3)   Filing Party:

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               4)   Date Filed:

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                          CITIBANK (SOUTH DAKOTA), N.A.
                     CITIBANK (NEVADA), NATIONAL ASSOCIATION

                             SOLICITATION STATEMENT

         Statement Soliciting Consents of Investor Certificateholders with respect to a proposed Amendment of the Pooling and Servicing Agreement governing the Credit Card Participation Certificates issued by:

                        STANDARD CREDIT CARD TRUST 1990-6

                  Class A Certificates (Cusip No. 853333 AK8*)
                  Class B Certificates (Cusip No. 853333 AL61)


         This solicitation statement is furnished by Citibank (South Dakota), N.A., a national banking association ("Citibank (South Dakota)"), and Citibank (Nevada), National Association, a national banking association ("Citibank (Nevada)" and together with Citibank (South Dakota), the "Banks"), as originators of Standard Credit Card Trust 1990-6 (the "Trust"), to holders of the Credit Card Participation Certificates issued by such Trust (collectively, the "Investor Certificates") which represent undivided interests in such Trust. This solicitation statement is being sent in connection with the Banks' solicitation (the "Solicitation") of consents from the registered holders of the Investor Certificates (the "Investor Certificateholders") as at the close of business on September __, 1996 (the "Record Date") to the execution and delivery of a proposed Amendment (the "Amendment") to the Pooling and Servicing Agreement (the "Agreement") among Citibank (South Dakota) , as seller and servicer (in its capacity as servicer, the "Servicer"), Citibank (Nevada), as seller, and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Trustee"). The date on which this solicitation statement is first being sent to Investor Certificateholders is October __, 1996.

         Approval of the Amendment requires the consent (the "Consent") of Investor Certificateholders evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates issued and outstanding with respect to the Trust (the "Certificateholders' Interest") and the consent of The Sumitomo Bank, Limited, New York Branch, the issuer of the letter of credit with respect to the Trust (the "Credit Enhancer"). The Amendment will be executed and delivered if Consents are obtained from the required number of Investor Certificateholders on or before the Solicitation Expiration Date and if the Credit Enhancer consents to such Amendment. There can be no assurance that the Credit Enhancer will consent to the Amendment. Notwithstanding that Consents are obtained from the required number of Investor Certificateholders, in the event that the Credit Enhancer does not consent to the Amendment, the Amendment cannot be executed and delivered.

--------
     * This CUSIP number has been assigned by Standard & Poor's Rating Services and is included solely for the convenience of the holders of the Investor Certificates. Neither the Banks nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to its correctness on the Investor Certificates or as indicated herein or in any of the accompanying documents.


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Furthermore,  the  Amendment  will  become  effective  only upon  receipt by the
Trustee of letters from Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. (the "Rating Agencies"), confirming that adoption of such Amendment will not result in a reduction or withdrawal of their respective ratings of the Investor Certificates.

         The term "Solicitation Expiration Date" means the earlier of (a) 5:00 p.m. New York City time on November __ , 1996 or (b) 5:00 p.m. New York City time on the date on which Consents are obtained from the required number of Investor Certificateholders or, if extended by the Banks, such subsequent time and date specified by the Banks. The Banks reserve the right to extend the period during which Consents will be received from the Investor Certificateholders (the "Solicitation Period") at any time by making a public announcement of such extension not later than 10:00 a.m. New York City time on the business day following any previously announced Solicitation Expiration Date. The Banks may extend the Solicitation Period any number of times for periods of up to 30 days each.

         Only a registered holder of an Investor Certificate (or such holder's authorized legal representative) on the Record Date may execute a Consent, and such Consent will be binding on all subsequent transferees of such Investor Certificate. Any beneficial owner of an Investor Certificate who is not a registered owner of such Investor Certificate must arrange with a person who, as of the Record Date, was the registered holder or such registered holder's assignee to execute and deliver a Consent on its behalf. Any Investor Certificateholder who gives its Consent to the Amendment on the accompanying form may not revoke such Consent. Any Investor Certificateholder who opposes or abstains on the accompanying form may revoke such opposition or abstention and give its Consent to the Amendment (by delivering to the Trustee such Consent on the accompanying form) at any time prior to the Solicitation Expiration Date. If a properly executed Consent is returned with no instructions given with respect to the Amendment, the Consent will be deemed to be in favor of the Amendment.

         Investor Certificateholders will have no rights of appraisal or similar dissenters' rights in the event that the Amendment is adopted.

Purpose and Consequences of the Amendment

General

         The proposed Amendment provides for: (1) a reduction in the amount of the Servicing Fee (as defined below) to which the Servicer is entitled under the Agreement; (2) a requirement that a fixed portion of the newly reduced Servicing Fee must be paid from Interchange (as defined below); and (3) a reduction of the Base Rate (as defined below) applicable under the Agreement by 0.70%, from 11.825% to 11.125%. These actions are intended to reduce the likelihood of an Early Amortization Event (as defined below) being triggered by a decline in the Portfolio Yield (as defined below) at a time when the cash flows on the receivables held by the Trust are expected to be sufficient, in the absence of the occurrence of an Early Amortization Event, to support the ultimate payment of principal of and full and timely payment of interest on such Investor
Certificates, to the degree consistent with the ratings of such Investor Certificates. An "Early Amortization Event" refers to the occurrence of any of several events which have the effect described in the next sentence, the relevant occurrence being the reduction of the Portfolio Yield (averaged over any three consecutive Due Periods) to a rate below the Base Rate. Upon the occurrence of an Early Amortization Event, monthly distributions of both principal and interest would commence on the first distribution date following the occurrence of such event (although distributions of principal

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on the Class B Certificates would not commence until the principal amount of the
Class A Certificates has been repaid in full). "Portfolio Yield" is defined in the Agreement as the annualized percentage equivalent of a fraction, the numerator of which is the amount of collections of finance charge receivables during the immediately preceding Due Period calculated on a cash basis, after subtracting therefrom the excess, if any, of the amount of principal receivables which were charged off as uncollectible in such Due Period over the aggregate amount of recoveries on charged-off principal receivables for such Due Period, and the denominator of which is the total amount of principal receivables in the Trust as of the last day of the immediately preceding Due Period. "Due Period" is defined in the Agreement as a monthly period beginning at the close of business on the fourth-to-last business day of a month and ending at the close of business on the fourth-to-last business day of the following month. "Base Rate" is defined in the Agreement as a per annum rate which is equal to (x) the higher of the Class A Certificate Rate and the Class B Certificate Rate plus (y) 2.2% . The Base Rate is currently equal to 11.825%.

   Advantages of the Amendment

         The Amendment will reduce the likelihood of an Early Amortization Event occurring, thereby decreasing the likelihood that principal will be repaid to Investor Certificateholders with respect to the Investor Certificates earlier than their respective expected final payment dates; therefore, Investor Certificateholders are less likely to need to invest "premature" distributions of principal, the rate of return on which may be more or less than that of the Investor Certificates. As Investor Certificateholders expect, in the absence of an Early Amortization Event, interest will continue to accrue and be paid to Investor Certificateholders on the Investor Certificates at their current fixed rates until maturity on their respective expected final payment dates. Further, the proposed Amendment has been reviewed by the Rating Agencies, all of which have agreed that adoption of the Amendment will not adversely affect their respective ratings of either the Class A Certificates or the Class B Certificates. Thus, Investor Certificateholders would continue to hold Investor Certificates with the same ratings as those currently assigned, but with a reduced likelihood of early distributions of principal.

   Disadvantages of the Amendment

         Although the Class A Certificates and the Class B Certificates will maintain their respective ratings after the adoption of the Amendment and the reduction in the Base Rate, in the event that the Portfolio Yield subsequently declines, an Early Amortization Event will occur later than it would have occurred without the adoption of the Amendment and the levels of Portfolio Yield at such time would be lower than if such Early Amortization Event occurred as a result of a decline in Portfolio Yield prior to the effectiveness of the Amendment.

         The disadvantage of adoption of the Amendment to the Banks is the lower Servicing Fee that they would receive, although the Banks expect such reduction to be offset by an increase in the excess spread remaining in the Trust. Unlike the Servicing Fee, however, the excess spread to which the Banks would be entitled is not subject to credit enhancement, so the likelihood of receipt of such excess spread would be less certain.

Certain Provisions of the Agreement

         The Agreement provides that an Early Amortization Event will occur if the Portfolio Yield (averaged over three consecutive monthly Due Periods) is reduced to a rate below the Base Rate. Monthly distributions of principal and interest to Class A Certificateholders would begin on the first Distribution Date following the Due

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Period in which such Early  Amortization  Event occurred.
Class B Certificateholders would not receive payments of principal until the principal amount of the Class A Certificates were repaid in full.

         The occurrence of an Early Amortization Event under the Agreement would result in the early repayment of principal to the Investor Certificateholders. No principal is scheduled to be paid to Class A Investor Certificateholders and Class B Investor Certificateholders until July 10, 1997 and September 10, 1997, respectively.

         Following the occurrence of an Early Amortization Event, principal payments would be made on the Class A Certificates on each Distribution Date until the principal amount thereof has been paid in full before any principal payments would be made with respect to the Class B Certificates. In the case of such payments, there would be no limitation on the amount of principal that could be distributed on any single Distribution Date.

         The purpose of accelerating payment of principal to Investor Certificateholders upon the occurrence of an Early Amortization Event is to help ensure that Investor Certificateholders receive a full return of their investment before the conditions giving rise to such event actually impair the cash flows generated by the receivables held by the Trust, to the extent that available credit enhancement would actually be depleted prior to such Investor Certificateholders receiving such full return of their investment.

         Under the terms of the Agreement, Citibank (South Dakota) covenants that it will not reduce the Portfolio Yield to less than the Base Rate unless such reduction is otherwise required by law or is deemed necessary by Citibank (South Dakota) to maintain its credit card business on a competitive basis, based on a good faith assessment by Citibank (South Dakota) of the nature of the competition in the credit card business. The purpose of this covenant is to protect Investor Certificateholders from Citibank (South Dakota) taking actions that would decrease the cash flow on such receivables to a rate that is less than that required to enable the Trust to continue to make scheduled payments of interest and cover losses attributable to charged-off principal receivables allocable to Investor Certificateholders or to a rate that would trigger amortization of the Investor Certificates as described above.

         Under the terms of the Agreement, the Servicer is responsible for servicing, managing and making collections on the receivables. The Servicer is entitled to a fee for these services on each Distribution Date, payable monthly in arrears (the "Servicing Fee") in an amount equal to one-twelfth of the product of 2.15% and the amount of principal receivables as of the last day of the second preceding Due Period. Each Class of Investor Certificates is obligated to contribute its pro rata share of the Servicing Fee based on such Class's Invested Amount. Such Servicing Fee is paid from the collection account (unless such amount had been netted by the Servicer against its deposits of collections in respect of finance charge receivables to the collection account).

         Citibank (South Dakota) receives certain fees from VISA U.S.A., Inc. ("VISA") and MasterCard International Incorporated ("MasterCard") as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period prior to initial billing ("Interchange"). Interchange allocable to the Trust is calculated based on the volume of goods and services charged on credit cards the accounts of which have been designated to the Trust. The amount of Interchange generated by a transaction ranges from 1.00% to 1.85% of the transaction amount, although VISA and MasterCard may each from time to time change the amount of Interchange reimbursed to banks that issue their credit cards. Currently, all Interchange allocable to the Trust is deposited into the collection account as collections of finance charge


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receivables.

         Distributions from the collection account in respect of finance charge receivables are made by the Servicer in payment of interest and delinquent amounts on the Investor Certificates prior to payment of the Servicing Fee. If, on any Distribution Date, inadequate funds are available in the collection account to make full payment of the Servicing Fee after distributions with greater priority have been made, such Servicing Fee shall be considered to have been fully paid regardless of the amount actually paid to the Servicer on such Distribution Date.

   Portfolio Yield and Early Amortization Event Risk

         As discussed above, the Portfolio Yield is based on the amount of collections of finance charge receivables received by the Trust less the amount of principal receivables which have been charged-off as uncollectible and not reimbursed to the Trust. The level of finance charge collections and losses due to charged-off receivables depends on payment patterns of cardholders which are the result of a variety of economic, legal and social factors. The Banks are unable to determine and have no basis to predict whether or to what extent changes in applicable laws or other economic or social factors will affect card use or repayment patterns. Economic factors include the rate of inflation, unemployment levels and relative interest rates. As shown in Exhibit I, the amount of charged-off principal receivables, consistent with the industry's overall experience, has increased in recent months, although the number of delinquent accounts has not increased during this period, due largely to an increase in the incidence of voluntary filings of personal bankruptcy by cardholders who, prior to such filings, were not delinquent in making payments on their accounts. The amount of charged-off receivables may continue to increase in the future if such economic conditions worsen and may continue to increase for several months even after such conditions begin to improve. An increase in the level of delinquencies or increased convenience use (where cardholders pay their balances early and avoid charges) could also result in a decrease in the Portfolio Yield. Also, the credit card industry is increasingly competitive, with new credit card issuers continually seeking to expand in or enter the market and additional non-cash payment methods, including pre-paid cash cards and other technology-based cash substitutes, being introduced which may also compete with credit cards. If cardholders choose to utilize competing sources of credit and/or methods of payment, fewer credit card receivables may be generated and certain cardholder purchase and payment patterns may be affected. Citibank (South Dakota) reviews market conditions regularly to maintain the competitiveness of its credit card products and, accordingly, reserves the right (subject to the limitations discussed below) to change the terms of its credit card accounts, including applicable fees and finance charges. In response to market conditions, Citibank (South Dakota) recently introduced certain account repricing initiatives, such as lower finance charges, which may decrease the Portfolio Yield but which, in themselves, are not expected to cause an Early Amortization Event. A decrease in the periodic finance charge would decrease the effective yield on such accounts and could, if the Portfolio Yield (averaged over any three consecutive Due Periods) were less than the Base Rate, result in the occurrence of an Early Amortization Event. Additional factors that individually may affect the Portfolio Yield and therefore contribute to the occurrence of an Early Amortization Event include an increase in charge-offs or expenses and a reduction in the gross yield on the Trust's assets.

         The Base Rate and level of credit enhancement initially analyzed by the Rating Agencies was determined to provide for the ultimate return of principal of and the full and timely payment of interest on the Investor Certificates at risk levels commensurate with the ratings assigned by such Rating Agencies to such Investor Certificates. The Rating Agencies' analyses with respect to credit card receivables have evolved since the
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issuance  of the  Investor  Certificates,  such that the  Rating  Agencies  have advised the Banks that they will confirm that the adoption of the Amendment will not result in a reduction in their respective ratings of the Investor Certificates nor will any increase in credit enhancement be required in connection with such confirmation. In 1991, the Banks solicited and received the consent of holders of the investor certificates issued by five trusts to reduce the extent of base rate protection applicable to each such trust by 2.30%, from 4.50% to 2.20%. Since such reduction, cash flow has remained sufficient with respect to each such trust such that no Early Amortization Event has occurred and either interest and principal with respect to the related investor certificates were paid in full or interest is being paid currently. No representation can be made, however, that, in the event that the Amendment is adopted, the results with respect to those trusts will be indicative of the future performance of the Trust.

         The current Base Rate is equal to the higher of the Class A Certificate Rate or the Class B Certificate Rate plus 2.2%. The proposed Amendment would require that Interchange constitute the only source for payment of a portion of the Servicing Fee. The Servicing Fee would be reduced to be equal to the product of 1.87% and the principal receivables as of the last day of the second preceding Due Period. Only the portion of the Servicing Fee that is not required to be paid from Interchange could be paid from amounts generally available in the collection account in respect of finance charge receivables. The Servicer has consented to the reduction of the Servicing Fee and to bear the risk that Interchange may not be sufficient to pay the portion of the Servicing Fee required to be paid from Interchange, which portion is equal to 0.50% of the principal receivables as of the last day of the second preceding Due Period.

Servicing Fee and Interchange

         The Servicing Fee, which is paid to the Servicer monthly in arrears, is paid out of collections in respect of finance charge receivables deposited in the collection account after payment of current interest and defaulted amounts in respect of the Investor Certificates. Currently, all Interchange is deposited as collections in respect of finance charge receivables. Even if, as the Amendment provides, a portion of the Servicing Fee were required to be paid from Interchange, all amounts on deposit in the collection account in respect of finance charge receivables, including amounts designated as Servicer
Interchange, would continue to be available for payment to Investor Certificateholders prior to any payment being made therefrom to the Servicer in respect of the Servicing Fee.

Purpose of the Amendment

         The Banks recently reviewed the amount of Base Rate protection provided with respect to the Trust and the minimum Portfolio Yield required to enable the Trust to continue to make scheduled payments to Investor Certificateholders. The Banks also discussed the proposed reduction in the Base Rate and the use of Servicer Interchange to pay Servicing Fees with the Rating Agencies. Notwithstanding the factors discussed above under "Portfolio Yield and Early Amortization Event Risk," the Banks concluded that the Rating Agencies' analyses of the Base Rate and required level of credit enhancement had changed, creating the possibility that the Portfolio Yield (averaged over any three consecutive Due Periods) could fall below the Base Rate, causing an Early Amortization Event to occur at a time when the cash flows on the receivables held by the Trust were sufficient, in the absence of the occurrence of an Early Amortization Event, to support the ultimate payment of principal of and full and timely payment of interest on such Investor Certificates, to the degree consistent with the ratings of such Investor Certificates.


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         The Rating Agencies have agreed that adoption of the proposed Amendment will not  result  in a  reduction  of their  respective  ratings  of the Class A
Certificates, which are currently rated "AAA" and "Aaa", or the Class B Certificates, which are currently rated "A".

         In light of these factors, the Banks' have proposed an Amendment that would reduce the Base Rate by 0.70%.

         As discussed above, the effect of the Amendment will be to reduce the likelihood that an Early Amortization Event would arise from a reduction in the Portfolio Yield on the receivables assigned to the Trust and, therefore, reduce the possibility of early repayment of principal to Investor Certificateholders of the affected Trust due to such reduction. The Banks believe that, absent adoption of the Amendment, such an Early Amortization Event and acceleration of repayment of principal on the Investor Certificates could occur (because of requirements of the Agreement which prevailed when the Investor Certificates were initially issued) at a time when cash flows on the receivables assigned to the Trust would still be sufficient, to the degree consistent with the ratings of such Investor Certificates, to support the ultimate payment of principal of and full and timely payment of interest on such Investor Certificates. Investor Certificateholders could incur a loss as a result of the proposed reduction in the Base Rate if the performance of the Trust's assets were worse than is assumed by the Rating Agencies when they confirm their respective ratings of the Investor Certificates, resulting in losses greater than the available credit enhancement where such situation could have been avoided had the higher, current Base Rate triggered an Early Amortization Event early enough that such losses would not have been greater than the available credit enhancement.

         A reduction in the Base Rate under the Amendment would also permit Citibank (South Dakota) to decrease the cash flow on the receivables assigned to the Trust to a level below that which is currently permitted by taking certain actions to modify the terms of the revolving credit card accounts under which such receivables arise. Citibank (South Dakota) reviews market conditions regularly to maintain the competitiveness of its credit card products and, accordingly, reserves the right (subject to the limitations discussed below) to change the terms of its credit card accounts, including decreasing the periodic finance charge assessed on balances in such accounts or other fees applicable to the accounts (such as annual membership fees and late payment fees), altering the minimum required monthly payment or changing various other terms of the accounts. In response to market conditions, Citibank (South Dakota) recently introduced certain account repricing initiatives which may decrease the Portfolio Yield but which, in themselves, are not expected to cause an Early Amortization Event. Such initiatives could help Citibank (South Dakota) to increase or maintain its market share of the credit card business.

Terms of the Amendment

         The definition of the term "Base Rate" in the Agreement currently states that the Base Rate for such Trust is equal to (a) the higher of the Class A Certificate Rate and the Class B Certificate Rate plus (b) 2.2% per annum.

         The Amendment will replace "2.2%" in such definition with "1.50%".

         The Agreement currently provides for the payment of the Servicing Fee from collections of finance charge receivables on a monthly basis in an amount equal to one-twelfth of the product of 2.15% and the amount of principal receivables as of the last day of the second preceding Due Period.

                                                                PRELIMINARY COPY


         The Amendment will replace "2.15%" in the appropriate provision of such Agreement with "1.87%".

         The Amendment will provide further that a portion of such Servicing Fee equal to 0.50% of the principal receivables as of the last day of the second preceding Due Period may be paid only from Interchange, and if Interchange is not sufficient to pay such portion of the Servicing Fee, such portion will not be paid.

   Rating Agency Confirmation and Credit Enhancer's Approval

         The effectiveness of the Amendment, by its terms, will be subject to the receipt by the Trustee of letters from the Rating Agencies confirming that such Amendment will not result in a reduction or withdrawal of their current ratings of the Investor Certificates. In addition, the approval of the Amendment requires the consent of the Credit Enhancer. There can be no assurance that the Credit Enhancer will agree to consent to the Amendment.

Financial Information

         Attached hereto as Exhibit I is a chart which sets forth the following information with respect to the Trust, which experience does not differ materially from that of the industry in general, for each month in the year ended December 31, 1995 and each month in the nine-month period ended September 25, 1996, each expressed as a percentage of the principal amount of the Investor
Certificates: (a) the total yield (which is equal to the amount of collections of finance charge receivables during the preceding Due Period); (b) principal net credit losses (which is equal to the amount of charged-off principal receivables net of recoveries of charged-off principal receivables); and (c) the amount of available credit support. Exhibit I also sets forth the following for the same periods, in each case expressed as a percentage of the sum of principal receivables and finance charge receivables outstanding: (d) the aggregate outstanding balance of accounts delinquent by 35 to 64 days; and (e) the aggregate outstanding balance of accounts delinquent by 65 to 184 days. Attached hereto as Exhibit II is a chart which sets forth the monthly base rate protection, monthly Portfolio Yield and level of excess cash (which for any particular period is equal to (i) the Portfolio Yield for such period less (ii) the Certificate Rate and such period's pro rata portion of applicable servicing fees) for each month in the year ended December 31, 1995 and each month in the nine-month period ended September 25, 1996, as well as the three-month average of such base rate protection (which is equal to the difference between the monthly Portfolio Yield and the Base Rate), Portfolio Yield and level of excess cash for the same periods.

         As Exhibit I indicates, although delinquencies have remained relatively stable during the past twelve months, charge-offs have risen and total yield, accordingly, has declined. Exhibit II reflects a decrease in base rate protection and portfolio yield, which results largely from the increase in charge-offs. See "Portfolio Yield and Early Amortization Event Risk".


Federal Income Tax Considerations

         Based on advice of tax counsel, the Banks believe that, under recently adopted Treasury Regulations, the adoption of the Amendment would not be a "significant modification" to the Investor Certificates. As a result, a holder of Investor Certificates would not recognize gain or loss as a result of the Amendment, and future tax consequences to holders would be the same as if the Amendment had not been adopted.

                                                                PRELIMINARY COPY



         However, no IRS ruling is being obtained that the adoption of the Amendment is not a "significant modification." As a result, no assurance can be given that the IRS would not disagree with this position, although such disagreement is not believed likely. Moreover, the Amendment might have other tax consequences to particular holders of Investor Certificates in light of their own circumstances. As a result, the above discussion is intended for general information only, and holders of Investor Certificates should consult their own tax advisors in determining the federal, state, local and other tax consequences of the Amendment.

Consents

         Authorization of the Amendment requires the consent of holders of Investor Certificates representing not less than 66 2/3% of the Certificateholders' Interest, excluding from such calculation Investor Certificates owned by the Banks or any of their affiliates, as well as the consent of the Credit Enhancer. No Investor Certificates are presently owned by the Banks or, to their knowledge, by any director or officer of the Banks. Investor Certificates may be owned by affiliates of the Banks or directors or officers of such affiliates. The Certificateholders's Interest is calculated based on the Invested Amount, which is generally defined under the Agreement as an amount equal to the aggregate initial principal amount of the Investor Certificates less (a) the amount of principal payments previously made to Investor Certificateholders and (b) the excess, if any, of losses allocated to the Investor Certificates over any such losses previously reimbursed.

         Of  the  aggregate   Certificateholders'   Interest  of  $1,405,000,000
outstanding   as  of  September  __,  1996,   Certificateholders'   Interest  of
$936,666,667 is necessary to approve the Amendment.

         All of the Investor Certificates are held in the name of Cede & Co., whose address is 55 Water Street, New York, New York 10041. Cede & Co. is the nominee name of The Depositary Trust Company, which is a securities depositary engaged in, among other things, the business of effecting computerized book-entry transfers of securities deposited with its participants, which are financial institutions such as brokerage firms and banks.

         To the best of the knowledge of the Banks, no beneficial owner of any Investor Certificate owns more than 5% of the securities permitted to vote with respect to the Amendment.

Procedure for Consent

         Investor Certificateholders who are registered holders on the Record Date should complete, sign and date the accompanying Consent in accordance with the instructions set forth therein and deliver, by mail, by hand or by telecopy, the Consent to D.F. King & Co., Inc. A postage-paid envelope is enclosed for that purpose. Only a registered holder of such Investor Certificates (or such holder's authorized legal representative) on the Record Date may execute a Consent. Any beneficial owner of Investor Certificates who is not the registered holder of such Investor Certificates on the Record Date must arrange with the registered holder to execute and deliver a Consent on its behalf.

         If a Consent relates to fewer than all the Investor Certificates registered in the name of the Investor Certificateholder providing such Consent, such Investor Certificateholder must indicate on the Consent the aggregate dollar amount of the Certificateholders' interest of the Investor Certificates to which the Consent relates. Otherwise the Consent will be deemed to relate to all Investor Certificates registered in the name of such holder at the close of business on the Record Date.

                                                                PRELIMINARY COPY


         The manner of obtaining Consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be determined by the Trustee and shall be subject to such reasonable requirements as the Trustee may prescribe.

Revocation of Consents

         Any Investor Certificateholder who gives its Consent to an Amendment may not revoke such Consent. Any Investor Certificateholder who opposes or abstains with respect to an Amendment on the accompanying form may revoke such opposition or abstention and give its Consent to the Amendment (by delivering to D.F. King & Co., Inc. such Consent on the accompanying form) at any time prior to the Solicitation Expiration Date. IF A PROPERLY EXECUTED CONSENT IS RETURNED WITH NO INSTRUCTIONS GIVEN WITH RESPECT TO THE AMENDMENT, THE CONSENT WILL BE DEEMED TO BE IN FAVOR OF SUCH AMENDMENT.

Effective Date of Amendment

         The Banks and the Trustee will execute the Amendment as soon as practicable after the Solicitation Expiration Date if the requisite number of Consents to such Amendment and the consent of the Credit Enhancer is obtained. The Amendment will be deemed to become effective as of the end of the Due Period immediately preceding the Due Period in which the Amendment is executed, subject to receipt of confirmation from the Rating Agencies that such Amendment will not result in a reduction or withdrawal of their current rating of the Investor Certificates. After the Amendment becomes effective, it will bind all Investor Certificateholders regardless of whether they consented to the adoption of the Amendment.

Other Matters

         Directors, officers and employees of the Banks may engage in further solicitation of Consents by wire, mail or telephone or in person, without compensation therefor other than reimbursement of expenses.

         The Banks have retained D.F. King & Co., Inc. to assist with the Solicitation for a fee not expected to exceed $7,500 exclusive of expenses.

         All costs of the Solicitation will be borne by the Banks. The Banks will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this solicitation statement and the Consent and any related documents to the beneficial owners of the Investor Certificates held of record by such persons and in forwarding Consents to their customers.

                                                                PRELIMINARY COPY


Consents should be sent to:

         D.F. King & Co., Inc.
         77 Water Street, 20th Floor
         New York, New York 10005
         Attention: Thomas Long
         Telecopy Number: (212) 809-8839

         If you wish to obtain additional copies of the solicitation materials, please telephone D.F. King & Co., Inc., at (212) 425-1685. If you have any questions regarding the solicitation materials, please telephone Hugh F. Van Deventer of Citicorp Credit Services, Inc. at (718) 248-5163.

         The mailing addresses of the principal executive offices of the Banks are:

         Citibank (South Dakota), N.A.
         701 East 60th Street, North
         Sioux Falls, South Dakota 57117

         Citibank (Nevada), National Association
         8725 West Sahara Avenue
         Las Vegas, Nevada 89163

         These addresses are set forth in order to comply with rules of the Securities and Exchange Commission governing the Solicitation. Consents should be delivered, mailed or telecopied only to D.F. King & Co., Inc. at the above address. Under no circumstances should Consents be mailed to the Banks.

         PLEASE INDICATE YOUR CONSENT BY EXECUTING THE ENCLOSED CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY TELECOPY. YOUR FAILURE TO ACT WILL HAVE THE SAME EFFECT AS IF YOU HAD VOTED AGAINST THE AMENDMENT.

                                                                       EXHIBIT I
                                               STANDARD CREDIT CARD TRUST 1990-6


                      NET             AVAILABLE
           TOTAL      PRINCIPAL        CREDIT   DELINQUENT    DELINQUENT
           YIELD      LOSSES           SUPPORT  35-64 DAYS    65-184 DAYS

SEP-96   18.85%       5.41%            7.72%     2.15%           3.09%
AUG-96   18.31%       4.59%            7.04%     2.05%           2.99%
JUL-96   18.73%       5.02%            6.48%     1.95%           2.84%
JUN-96   19.75%       4.97%            6.00%     1.92%           2.81%
MAY-96   18.64%       4.69%            6.00%     1.93%           2.84%
APR-96   19.46%       5.46%            6.00%     1.85%           2.88%
MAR-96   19.49%       4.89%            6.00%     1.99%           2.97%
FEB-96   18.98%       4.34%            6.00%     2.06%           2.97%
JAN-96   18.76%       4.25%            6.00%     2.21%           2.99%
DEC-95   19.44%       4.66%            6.00%     2.26%           2.96%
NOV-95   18.53%       3.68%            6.00%     2.02%           2.98%
OCT-95   19.17%       4.00%            6.00%     2.12%           2.76%
SEP-95   18.70%       3.96%            6.00%     2.10%           2.77%
AUG-95   18.76%       3.98%            6.00%     1.98%           2.66%
JUL-95   18.63%       4.02%            6.00%     1.88%           2.74%
JUN-95   18.37%       4.02%            6.00%     1.95%           2.74%
MAY-95   19.09%       4.26%            6.00%     1.82%           2.83%
APR-95   18.99%       4.14%            6.00%     1.85%           2.94%
MAR-95   19.48%       3.99%            6.00%     1.98%           3.18%
FEB-95   19.24%       4.46%            6.00%     2.14%           3.17%
JAN-95   18.63%       4.29%            6.00%     2.32%           3.13%

NOTE: Each of the foregoing terms is defined in the accompanying Solicitation Statement.

                                                                PRELIMINARY COPY

                                                                      EXHIBIT II
                                               STANDARD CREDIT CARD TRUST 1990-6


                                           3 MONTH AVG  3 MONTH AVG
        BASE RATE    PORTFOLIO    EXCESS   BASE RATE    PORTFOLIO   3 MONTH AVG
        PROTECTION   YIELD        CASH     PROTECTION    YIELD     EXCESS CASH

SEP-96   1.62%       13.44%       1.89%      1.80%       13.62%         2.07%
AUG-96   1.90%       13.72%       2.17%      2.25%       14.07%         2.52%
JUL-96   1.89%       13.71%       2.16%      2.32%       14.15%         2.60%
JUN-96   2.96%       14.78%       3.23%      2.42%       14.24%         2.69%
MAY-96   2.13%       13.95%       2.40%      2.36%       14.18%         2.63%
APR-96   2.18%       14.00%       2.45%      2.59%       14.41%         2.86%
MAR-96   2.78%       14.60%       3.05%      2.76%       14.58%         3.03%
FEB-96   2.82%       14.64%       3.09%      2.82%       14.64%         3.09%
JAN-96   2.69%       14.51%       2.96%      2.89%       14.71%         3.16%
DEC-95   2.95%       14.78%       3.23%      3.11%       14.93%         3.38%
NOV-95   3.03%       14.85%       3.30%      3.10%       14.92%         3.37%
OCT-95   3.35%       15.17%       3.62%      3.07%       14.90%         3.35%
SEP-95   2.92%       14.74%       3.19%      2.89%       14.71%         3.16%
AUG-95   2.96%       14.78%       3.23%      2.76%       14.58%         3.03%
JUL-95   2.79%       14.61%       3.06%      2.77%       14.60%         3.05%
JUN-95   2.53%       14.35%       2.80%      2.85%       14.68%         3.13%
MAY-95   3.01%       14.83%       3.28%      3.23%       15.06%         3.51%
APR-95   3.03%       14.85%       3.30%      3.22%       15.04%         3.49%
MAR-95   3.67%       15.49%       3.94%      3.05%       14.87%         3.32%
FEB-95   2.96%       14.78%       3.23%      7.06%       14.94%         2.01%
JAN-95   2.52%       14.34%       2.79%     11.07%       15.01%         0.93%

NOTE: Each of the foregoing terms is defined in the accompanying Solicitation Statement.

                                                              PRELIMINARY COPY


                                          APPENDIX A TO SOLICITATION STATEMENT


                                  FORM OF PROXY

                                     [FRONT]



                        STANDARD CREDIT CARD TRUST 1990-6

                                     CONSENT
            SOLICITED ON BEHALF OF CITIBANK (SOUTH DAKOTA), N.A. AND
                    CITIBANK (NEVADA), NATIONAL ASSOCIATION,
                    UNDER THE POOLING AND SERVICING AGREEMENT

                The undersigned holder of Credit Card Participation Certificates (the "Certificates") issued by Standard Credit Card Trust 1990-6 hereby

         [ ]  Consents to    [  ]   Opposes        [  ]  Abstains from voting on

the execution and delivery of the amendment to the Pooling and Servicing Agreement under which the Certificates were issued, as set forth in the Solicitation Statement, dated [September 23], 1996 (the "Solicitation Statement"), by Citibank (South Dakota), N.A. and Citibank (Nevada), National Association (collectively, the "Banks") to the holders of the Certificates, which amendment has been proposed by the Banks.

If you indicate an amount in the following space, this Consent shall be effective with respect to only the principal amount of Certificates indicated.

                                                  $--------------

If you leave the preceding space blank, this Consent shall be effective with respect to all Certificates of which you are the beneficial owner.

                       (Please sign and date reverse side)

                                                                PRELIMINARY COPY


                                    [REVERSE]




IF THIS CONSENT IS SIGNED BUT NOT MARKED
 ON THE REVERSE  SIDE,  IT WILL BE DEEMED      Date:____________________________
 TO BE IN FAVOR OF THE AMENDMENT.


                                               Signature



                                               Signature (if held jointly)


                                               Please date and sign as your name
                                               appears  hereon and return in the
                                               enclosed  envelope or by telecopy
                                               as provided  in the  Solicitation
                                               Statement. If acting as executor,
                                               administrator,     trustee     or
                                               guardian,  you should so indicate
                                               when signing.  If the signer is a
                                               corporation,   please   sign  the
                                               corporate name by duly authorized
                                               officer. If Certificates are held
                                               in the  name  of  more  than  one
                                               person,  each   Certificateholder
                                               should sign the Consent.

                                                               PRELIMINARY COPY

                                  EXHIBIT INDEX

EXHIBIT NO.                EXHIBIT                                     PAGE

1                          Letter to Certificateholders

                                                                       EXHIBIT 1
                                                                PRELIMINARY COPY
                                                    LETTER TO CERTIFICATEHOLDERS



                                [CCSI LETTERHEAD]


                                                            [October __], 1996


To the Holders of the Credit Card Participation
  Certificates of Standard Credit Card Trust 1990-6

         This letter is being mailed to you on behalf of Citibank (South Dakota), N.A., and Citibank (Nevada), National Association (collectively, the "Banks"), as originators of the above-named Trust (the "Trust"). The purpose of this letter and the accompanying materials is to obtain your consent to the execution of an amendment (the "Amendment") to the Pooling and Servicing Agreement (the "Agreement") pursuant to which Credit Card Participation Certificates (collectively, the "Investor Certificates") were issued by the Trust. The Amendment would, among other things, reduce the applicable Base Rate, as such term is defined in the related Agreement, by 0.70% per annum. The Amendment and the reasons why the Banks seek your approval to adoption of the Amendment are discussed in the accompanying Solicitation Statement.

         Only a registered holder of an Investor Certificate of the Trust (or such holder's authorized legal representative) at the close of business on [September __], 1996, the record date, may execute a consent, and such consent will be binding on all subsequent transferees of such Investor Certificate. Any beneficial owner of Investor Certificates that is not the registered holder of such Investor Certificate on the record date must arrange with the registered holder to execute and deliver a consent on its behalf.

         Regardless of the size of your holdings, your consent is important because in order to implement an Amendment consents from the holders of Investor Certificates of the Trust representing not less than 66 2/3% of the undivided interest in the Trust must be received. Failure to complete and return a consent form will have the effect of a negative vote.

         Any Investor Certificateholder who gives its consent to the Amendment may not revoke its consent.

         A Solicitation Statement, a Consent Form and a return, postage-paid envelope are enclosed. If you wish to obtain additional copies of the accompanying materials, please telephone Thomas Long of D.F. King & Co., Inc. at
(212) 425-1685. If you have questions regarding the accompanying materials, please telephone Hugh F. Van Deventer of Citicorp Credit Services, Inc. at (718) 248-5163.

         We urge you to complete, sign, date and return the enclosed consent form as soon as possible.

                                           Very truly yours,

                                           [Title]